UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 25, 2024

QVC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38654	23-2414041
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1200 Wilson Drive

West Chester, Pennsylvania 19380

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 701-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.375% Senior Secured Notes due 2067	QVCD	New York Stock Exchange
6.250% Senior Secured Notes due 2068	QVCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD.

On September 25, 2024, QVC, Inc. (the “Company” or “QVC”) issued a press release regarding the closing of its previously disclosed offers to exchange (the “Exchange Offer”) and purchase any and all of its outstanding 4.750% Senior Secured Notes due 2027 (the “Old 2027 Notes”) and its outstanding 4.375% Senior Secured Notes due 2028 (the “Old 2028 Notes” and together with the Old 2027 Notes, the “Old Notes”) for its newly issued 6.875% Senior Secured Notes due 2029 (“New Notes”) and, as applicable, cash.

A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated by reference herein. The information disclosed and incorporated by reference under Item 7.01. Regulation FD of this Current Report on Form 8-K is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, any Old Notes or any other security, nor does it constitute an offer to sell or the solicitation of an offer to buy New Notes or any other security.

Item 8.01. Other Events.

On September 25, 2024, QVC closed its previously disclosed Exchange Offers for any and all of its outstanding Old Notes for its New Notes and, as applicable, cash. The early settlement date for QVC’s previously disclosed offers to purchase the Old Notes for cash (together with the Exchange Offers, the “Offers”), made to holders of the Old Notes who were not eligible to participate in the Exchange Offers, also occurred on September 25, 2024 (together with the closing of the Exchange Offers, the “Settlement”). In connection with the Settlement, approximately $605 million aggregate principal amount of New Notes were issued and approximately $352 million in cash was paid in exchange for the Old Notes validly tendered and accepted by QVC in the Offers, plus accrued and unpaid interest from the last applicable interest payment date to, but excluding, the Settlement Date, which was approximately $4 million, without giving effect to any Old Notes that may still be tendered in QVC’s offers to holders who were not eligible to participate in the Exchange Offers. Liberty Interactive LLC (“LI LLC”), a wholly owned subsidiary of Qurate Retail, Inc., which is the indirect parent of QVC, through its subsidiaries, contributed approximately $277 million in cash to fund a portion of the cash consideration to be paid in Offers. As of September 25, 2024, approximately $44 million aggregate principal amount of Old 2027 Notes remain outstanding and approximately $72 million principal amount of Old 2028 Notes remain outstanding.

In connection with the issuance of the New Notes, on September 25, 2024, QVC entered into an indenture (the “Indenture”) with Affiliate Investment, Inc., Affiliate Relations Holdings, Inc., AMI 2, Inc., ER Marks, Inc., QVC Global Holdings I, Inc., QVC Global Holdings II, Inc., QVC Rocky Mount, Inc., QVC San Antonio, LLC, HSN, Inc., HSNi, LLC, HSN Holding LLC, Home Shopping Network En Espanol, L.L.C., Home Shopping Network En Espanol, L.P., Ingenious Designs LLC, NLG Merger Corp.,Ventana Television, Inc., Ventana Television Holdings, Inc., QVC Global Corporate Holdings, LLC and QVC GCH Company, LLC as guarantors (together, the “Guarantors”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

The New Notes will bear interest at a rate of 6.875% per annum and will mature on April 15, 2029. Interest on the New Notes will accrue from September 25, 2024 and will be payable semi-annually, on April 15 and October 15 of each year, commencing on April 15, 2025.

The New Notes are secured by a first-priority perfected lien on the capital stock of QVC, which also secures QVC’s existing secured indebtedness and may secure certain future indebtedness. The New Notes are guaranteed by the Guarantors, which guarantee the borrowings under QVC’s existing secured indebtedness. The guarantees are the Guarantors’ senior unsecured obligations.

The foregoing description of the Indenture and the New Notes are qualified in its entirety by reference to the full text of the Indenture and the New Notes, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated September 25, 2024, by and among QVC, Inc., as issuer, the guarantors named therein, and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 6.875% Senior Secured Notes due 2029 (included in Exhibit 4.1)
99.1	Press release dated September 25, 2024, regarding the Settlement
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QVC, Inc.

Date: September 26, 2024	By:	/s/ Bill Wafford
Bill Wafford
Executive Vice President and Chief Financial Officer